Exhibit 10.(r)

AMENDMENT

TO THE

DNB FINANCIAL CORPORATION

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

FOR

WILLIAM S. LATOFF

(As Amended and Restated Effective April 1, 2007)

THIS AMENDMENT is made this eighth day of December, 2008, by DNB Financial Corporation (hereinafter referred to as the “Company”).

W I T N E S S E T H:

WHEREAS, the Company adopted the DNB Financial Corporation Supplemental Executive Retirement Plan for William S. Latoff, as last amended and restated effective April 1, 2007 (the “Plan”);

 WHEREAS, Section 9.01 of the Plan provides that the Company may amend the Plan during Mr. Latoff’s life only with his express, written consent; and

WHEREAS, the Company deems it necessary and desirable to amend the Plan to accelerate the schedule for vesting of benefits accrued by Mr. Latoff (the “Executive”) under the Plan.

NOW, THEREFORE, the Plan is hereby amended by revising Section 4.01 thereof to read as follows, effective as of the first date written above:

For purposes of this Plan, the Executive shall have a vested interest in the balance of the Account of forty percent (40%) as of the Effective Date.  Thereafter, the Executive’s vested interest in the balance of the Account shall be determined in accordance with the following schedule, provided that the Executive remains employed, continuously, by the Company or the Bank through the dates indicated:

Date	Vested Percentage
December 15, 2007	60%
October 1, 2008	76%
November 1, 2008	85%
December 1, 2008	94%
January 1, 2009	95%
February 1, 2009	96%
March 1, 2009	97%
April 1, 2009	98%
May 1, 2009	99%
June 1, 2009	100%

IN WITNESS WHEREOF, the Company has caused this amendment to be executed by its authorized officers on the date first above written.

ATTEST:	DNB FINANCIAL CORPORATION

By:

I, William S. Latoff, hereby consent to the amendment of the DNB Financial Corporation Supplemental Executive Retirement Plan for William S. Latoff, as last amended and restated effective April 1, 2007, as set forth herein.

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